UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2008

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

535 8th Avenue, 3rd Floor, New York, NY 10018-2491

Address of principal executive offices

(212) 356-7400

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry Into a Material Definitive Agreement.

                a.             Y.A. Global Investments, L.P. Agreement

                On November 3, 2008 Isonics Corporation (the “Company”) and Y.A. Global Investments, L.P. (“YAG”) entered into an agreement to both: (i) provide certain accommodations to certain of the Company’s employees in exchange for the employees agreeing to certain actions which will reduce the Company’s administrative expenditures; and (ii) to set forth the understandings between YAG and the Company upon which YAG has agreed to provide the Company $375,000 in financing (the “Agreement”). Including the $375,000 note to be issued to YAG upon receipt of funds, YAG holds Company notes and debentures in the face amount of $19.379 million which are secured by all or substantially all of the Company’s assets.

                In the securities purchase agreement dated June 13, 2008 between YAG and the Company, YAG agreed to purchase two additional notes from the Company subject to certain conditions. Although certain of those conditions have not been met, YAG has agreed to provide the Company an additional $375,000 in financing pursuant to a promissory note to be due on or before October 31, 2009 (the “Note”). The promissory note has the same terms as the notes issued to YAG in June 2008 and described in our current report on Form 8-K dated June 13, 2008. The Company agreed to pay YAG a monitoring fee of $22,500 directly from the proceeds of the Note and therefore the proceeds received by the Company from the issuance of the Note was $352,500. The proceeds of the Note are subject to YAG’s security interest in all or substantially all of the Company’s assets. Subject to YAG’s security interest, the Company will use the balance of the funds for working capital purposes. The agreement provides that the Company may not use the funds for payment of bonuses, severance, accrued but unused paid time off or deferred compensation to any current or former officers of directors of the Company or its subsidiaries. The Company anticipates that the funds will permit the Company to meet its obligations through the end of its current fiscal quarter at (or before) which time the Company will need additional financing from the sale of assets or further investment from YAG or another investor. The Company cannot offer any assurance that any additional funds will be available when needed.

                In the Agreement the Company made covenants to YAG including: (i) that it will investigate the possibility of liquidating certain assets to provide working capital to the Company and to pay down the debt owed to YAG; (ii) the proceeds received from the Note will be used only for working capital purposes; and (iii) if the Company fills the newly created vacancy on its Board of Directors (as described below) it will be filled by a person acceptable to YAG in its sole discretion. Additionally, in the Agreement YAG warranted to the Company that it has complied with its obligations under all prior agreements between YAG and the Company. The Company also agreed to release YAG and any of its affiliates from any legal claims that the Company may have had or has against YAG.

                As further described below, certain Company employees have agreed to reduce their commitment to the Company to part-time and others have agreed to defer a portion of their salary for payment at a later time. In the Agreement YAG covenanted that if the Company directly or indirectly sells any assets (individually or as a group) for $3.0 million or more YAG will release its security interest in the proceeds to the extent necessary to permit the Company to: (i) comply with certain of its contractual obligations to pay severance payments to certain

Company employees; (ii) pay the amount of salary deferred by certain continuing officers; and (iii) pay accrued paid time off to certain Company employees.

                b.             Christopher Toffales Employment Agreement

                Effective October 31, 2008 Mr. Toffales and the Company entered into an amended and restated employment agreement (the “Employment Agreement”). The Employment Agreement terminated the prior employment agreement between Mr. Toffales and the Company entered into on February 6, 2008.

                Pursuant to the Employment Agreement Mr. Toffales has agreed to continue to serve as the Company’s chief executive officer and chairman of the board of directors, and agreed to also assume the title of president. The Employment Agreement is for a six-month term and thereafter will continue on a month-to-month basis. Alternatively, if the Company directly or indirectly sells any assets for “cash proceeds” (as defined in the Employment Agreement) of $5.0 million or more (individually or as a group, at one time or over a period of time) prior to the six-month term, the Employment Agreement will convert to month-to-month term.

                Consistent with his previous employment agreement the Employment Agreement provides that Mr. Toffales will be paid an annual salary of $250,000. However to help the Company conserve funds, Mr. Toffales has agreed to defer 25% of his annual salary until the Company directly or indirectly sells any assets (individually or as a group or over a period of time) that result in cash proceeds of $3.0 million or more. Upon such a sale Mr. Toffales will cease deferring any portion of his salary and will be paid the full amount of his salary deferred. The deferral will also cease if and when the Company later appoints a new director to its Board of Directors. Additionally, the Employment Agreement provides that Mr. Toffales will be paid previously accrued paid time off upon the Company’s sale of any assets resulting in cash proceeds of $3.0 million or more or upon the termination of Mr. Toffales’ employment. Mr. Toffales is also eligible to participate in all Company equity-based compensation plans and receive other standard employment benefits under the Employment Agreement.

                The Employment Agreement provides that if the Company directly or indirectly sells any assets (individually or as a group) during the term of the Agreement, or within six months following its termination, Mr. Toffales may be entitled to a severance payment upon the termination of the Employment Agreement. As described below whether Mr. Toffales is entitled to a severance payment under the Employment Agreement will depend on the amount of cash proceeds realized from the sale of any Company assets. Regardless of the amount the Company receives upon the sale of any assets Mr. Toffales will not be entitled to a severance payment if the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement). If the Company sells any assets during the term of the Employment Agreement, or within six months of its termination, for cash proceeds of less than $5.0 million Mr. Toffales will not be entitled to a severance payment upon the termination of the Employment Agreement. However, if the Company sells any assets for cash proceeds of at least $5.0 million during the term of the Employment Agreement, or within six months after its termination, Mr. Toffales shall be entitled to a severance agreement equal as follows:

•                  If the cash proceeds from the sale of assets total at least $5.0 million but less than $6.0 million Mr. Toffales will be entitled to a severance payment equal to six months of his salary ($125,000).

•                  If the cash proceeds from the sale of assets total at least $6.0 million but less than $7.5 million Mr. Toffales will be entitled to a severance payment equal to nine months of his salary ($192,500).

•                  If the cash proceeds from the sale of any Company assets during the term of the Employment Agreement or within six months of its termination exceed $7.5 Mr. Toffales’ will be entitled to a severance payment equal to nine months of his salary ($192,500) plus an additional one month of his salary will be added to the severance payment for each full $400,000 increment received that is in excess of $7.5 million. In no event will Mr. Toffales’ severance be greater than $400,000.

                Although the Employment Agreement provides that any severance payment or the payment of previously accrued paid time off is subject to the consent of YAG, as described above YAG has consented and agreed to these payments subject to certain conditions.

Item 1.02 — Termination of a Material Definitive Agreement.

                a.             Christopher Toffales Employment Agreement

                As described in Item 1.01 above, on October 31, 2008 the employment agreement dated February 6, 2008 between Mr. Toffales and the Company was terminated. The material terms of that employment agreement were described in a current report on Form 8-K dated February 6, 2008. Mr. Toffales and the Company mutually agreed to terminate the employment agreement as part of the Company’s efforts to conserve funds. The Company did not incur any termination penalties upon the termination of the agreement.

                b.             John Sakys Employment Agreement

                On October 31, 2008, John Sakys and the Company agreed to terminate the February 6, 2008, employment agreement pursuant to which Mr. Sakys was serving as the Company’s president and chief operating officer. The material terms of that agreement were described in a current report on Form 8-K dated February 6, 2008. The Company did not incur any termination penalties upon the termination of the agreement nor did Mr. Sakys demand the payment of any severance that he may have been due under the agreement. On October 31, 2008 Mr. Sakys and the Company entered into an amended and restated employment agreement whereby on a month-to-month basis Mr. Sakys will continue to serve as a Company employee on a part time basis. The amended and restated employment agreement is effective as of October 16, 2008 and provides that upon Mr. Sakys’ termination, and if the Company sells any assets for $3.0 million or greater (individually or as a group at one time or over a period of time), Mr. Sakys will be entitled a severance payment equal to $60,000. As described below, on October 31, 2008 Mr. Sakys also resigned as an officer and director of Isonics and its subsidiaries.

                c.             Gregory Meadows Employment Agreement

                On October 31, 2008, Gregory Meadows and the Company agreed to terminate the February 6, 2008, employment agreement pursuant to which Mr. Meadows was serving as the

Company’s chief financial officer and vice president- finance. The material terms of that agreement were described in a current report on Form 8-K dated February 6, 2008. The Company did not incur any termination penalties upon the termination of the agreement and Mr. Meadows did not demand the payment of any severance that he may have been due under the agreement. On October 31, 2008, Mr. Meadows and the Company entered into an amended and restated employment agreement whereby on a month-to-month basis Mr. Meadows will continue to serve as a Company employee on a part time basis. The amended and restated employment agreement is effective as of October 16, 2008 and provides that upon his termination, and if the Company sells any assets for $3.0 million or greater (individually or as a group at one time or over a period of time), Meadows will be entitled a severance payment equal to $45,000. As described below, Mr. Meadows also resigned as an officer of Isonics and as an officer and director of its subsidiaries.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                a.             Departure and Appointment of Officers and Directors

                Effective October 31, 2008, the Company accepted John Sakys’ resignation as the Company’s president and chief operating officer, and secretary and from all positions that he held with the Company’s subsidiaries. Further, Mr. Sakys resigned from our board of directors. Mr. Sakys advised the Company that he resigned to help the Company conserve its financial resources and for personal reasons, and not because of any disagreement with management or Company practices or policies. A copy of the disclosure in this Form 8-K was provided to Mr. Sakys on or before November 3, 2008. He has not expressed any disagreement with the disclosure contained herein.

                Effective October 31, 2008, the Company accepted Gregory Meadows’ resignation as the Company’s chief financial officer and vice president - finance and from all positions that he held with the Company’s subsidiaries. Mr. Meadows advised the Company that he resigned to help the Company conserve its cash resources and for personal reasons, and not because of any disagreement with management or Company practices or policies. A copy of the disclosure in this Form 8-K was provided to Mr. Meadows on or before November 3, 2008. He has not expressed any disagreement with the disclosure contained herein.

                Effective October 31, 2008, the Company appointed George O’Leary, age 45, as its chief financial officer to replace Mr. Meadows. Mr. O’Leary has served as a Company director since March, 2008. Mr. O’Leary is on the board of directors of NeoGenomics (OTCBB: NGNM), NeoMedia (OTCCBB: NEOM), SmarTire (OTCBB: SMTR), NS8 (OTCBB: NSEO), and FutureMedia (FMDAY). Mr. O’Leary is currently the president of SKS Consulting of South Florida Corp. (“SKS”) and working with companies to provide turn-around expertise, as well as helping the implementation and execution of these companies’ strategic plans. From 1996 to 2000, Mr. O’Leary was the chief executive officer and president of Communication Resources Incorporated (“CRI”), where annual revenues grew from $5 million to $40 million during his tenure.  Prior to CRI, Mr. O’Leary served as the vice president of operations of Cablevision Industries, where he ran $125 million of business until it was sold to Time Warner. Mr. O’Leary started his professional career as a senior accountant with Peat Marwick and Mitchell.

Mr. O’Leary holds a B.B.A. degree in Accounting with honors from Siena College. There are no family relationships between Mr. O’Leary and the Company’s other officer(s) and directors.

                Also effective October 31, 2008, the Company appointed Chris Toffales as our president. Mr. Toffales has served as chairman of the Company’s board of directors since February 16, 2007 and the Company’s chief executive officer since January 11, 2008. Mr. Toffales, age 51, joined Isonics in February 2007 as chairman of the board of directors. Effective in January 2008 Mr. Toffales was appointed to serve as our chief executive officer. Mr. Toffales has been President and Director of CTC Aero, LLC, a defense advisory consulting firm, since 2003. From 2004 to 2007, Mr. Toffales served as a director of Irvine Sensors Corporation (“Irvine Sensors”) of Costa Mesa, California. Irvine Sensors (Nasdaq: IRSN) is involved in the design, development, manufacture and sale of miniaturized vision systems and electronic products for defense, security and commercial applications.  From January 2004 to February 2007 he served as a director and vice chairman of communications of Power Industries, Inc. a provider of military and commercial electronic products and its parent CPI International, Inc. (Nasdaq: CPII). From 1999 to 2003, Mr. Toffales was a senior vice president of DRS Technologies, Inc., a supplier of military electronics systems (including infrared imaging systems), and also served as President of DRS Technologies Systems Company, a subsidiary of DRS Technologies. From 1998 to 1999, Mr. Toffales was vice president for business development of Lockheed Martin Fairchild Systems, an aerospace and defense firm. Prior to these positions, Mr. Toffales held various officer level positions at Lockheed Martin Corporation and Loral Fairchild Systems, both of which are aerospace and defense firms. Mr. Toffales holds a B.S. in Electrical Engineering from City College of New York.

                b.             Changes to Compensatory Arrangements

                As described in Item 1.01 above, effective October 31, 2008 the Company and Christopher Toffales, the Company’s chief executive officer, president and chairman of the board of directors, entered into an amended and restated employment agreement. Under the amended and restated employment agreement Mr. Toffales has agreed to temporarily defer 25% of his annual salary.

                Also as described above, the compensation arrangements for Messrs. Sakys and Meadows will be changing, but in neither case will they continue as officers or directors of Isonics.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1         Agreement with Y.A. Global Investments L.P.

10.2         Term Note (1)

10.3         Amended and Restated Employment Agreement with Christopher Toffales

(1)                                  Incorporated by reference from the current report on Form 8-K dated June 13, 2008 and filed with the Securities and Exchange Commission on June 18, 2008. Except for the principal amount of the note, the note issued on November 3, 2008 contained identical terms to the note issued on June 13, 2008 and previously filed with the Securities and Exchange Commission.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of November 2008.

Isonics Corporation

By:	/s/ Chris Toffales
Chris Toffales
Chief Executive Officer